Exhibit 32

CERTIFICATION
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

     Each of the undersigned, Alan J. Lacy, Chairman of the Board of Directors, President and Chief Executive Officer of Sears, Roebuck and Co. (the “Company”), and Glenn R. Richter, Executive Vice President and Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of an amendment to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2004 (as amended, the “Report”).

     Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 11, 2005

   /s/ Alan J. Lacy
   Alan J. Lacy
   Chairman of the Board of Directors,
   President and Chief Executive Officer

   /s/ Glenn R. Richter
   Glenn R. Richter
   Executive Vice President
   and Chief Financial Officer